Exhibit 99.1

News Release
FOR IMMEDIATE RELEASE
APRIL 29, 2014

ACCESS MIDSTREAM PARTNERS, L.P. REPORTS FINANCIAL
RESULTS FOR THE 2014 FIRST QUARTER

Partnership Reports 2014 First Quarter Adjusted EBITDA of $250 Million, Distributable Cash Flow of $179 Million and Net Income of $61 Million

Partnership Increases Quarterly Distribution to $0.575 per Unit

OKLAHOMA CITY, OKLAHOMA, APRIL 29, 2014 – Access Midstream Partners, L.P. (NYSE:ACMP) today announced financial results for the 2014 first quarter.  The Partnership’s adjusted EBITDA for the 2014 first quarter totaled $250.2 million, an increase of $65.8 million, or 35.7%, from 2013 first quarter adjusted EBITDA of $184.4 million. Net income attributable to the Partnership for the 2014 first quarter totaled $61.1 million, an increase of $1.6 million, or 2.7%, from 2013 first quarter net income of $59.5 million.   Distributable cash flow (DCF) for the 2014 first quarter totaled $179.3 million, an increase of $48.7 million, or 37.3%, from 2013 first quarter DCF of $130.6 million and resulted in a distribution coverage ratio of 1.38.  Financial terms are defined on pages two through four of this release.

Throughput for the 2014 first quarter totaled 344.5 billion cubic feet (bcf) of natural gas, or 3.83 bcf per day, an increase of 7.9% from 2013 first quarter throughput of 3.55 bcf per day. Throughput increased in the Partnership’s Marcellus, Utica, Eagle Ford and Niobrara Shale regions.  Partnership revenue for the 2014 first quarter totaled $277.1 million, an increase of $40.1 million, or 16.9%, compared to 2013 first quarter revenue of $237.0 million.  Revenues in both periods exclude revenues attributable to the Partnership’s equity investments as those revenues are accounted for as part of the Partnership’s investments in unconsolidated affiliates.  If the Partnership’s proportional share of revenue from equity investments was included, revenue for the 2014 first quarter would have totaled $356.0 million, an increase of $71.9 million, or 25.3%, compared to the 2013 first quarter.

Capital expenditures during the 2014 first quarter totaled $332.1 million, including maintenance capital expenditures of $32.5 million.  These capital expenditures included $109.4 million for the Partnership’s share of capital expenditures in entities accounted for as equity investments.  The Partnership remains on pace to invest $1.1 billion to $1.2 billion of growth capital in 2014.

Partnership Acquires Compression Assets

On March 31, 2014, the Partnership acquired certain midstream compression assets from MidCon Compression, L.L.C. (“MidCon”), a wholly owned subsidiary of Chesapeake Energy Corporation, for approximately $160 million.  The acquisition added natural gas compression assets, historically leased by the Partnership from MidCon, in the rapidly growing Utica Shale and Marcellus Shale regions.  This transaction provides the opportunity to insource a key cost element of the Partnership’s business model and adds the potential for additional future organic growth to the portfolio.  The acquired assets include more than 100 compression units with a combined capacity of approximately 200,000 horsepower.

INVESTOR CONTACT:	MEDIA CONTACTS:		ACCESS MIDSTREAM
Dave Shiels, CFO (405) 727-1740 dave.shiels@accessmidstream.com	Debbie Nauser (405) 727-1612 debbie.nauser@accessmidstream.com	Tom Johnson (212) 371-5999 tbj@abmac.com	525 Central Park Drive Oklahoma City, OK 73105

Senior Notes Offering

On March 7, 2014, the Partnership closed the offering of $750 million of the Partnership’s 4.875% senior notes due 2024.  The Partnership received net proceeds of $742.3 million from the senior notes offering which were used to repay borrowings outstanding under the Partnership’s revolving credit facility, including amounts incurred to fund the purchase price of and certain expenses related to the Partnership’s acquisition of compression assets from MidCon, and for general partnership purposes, including funding working capital and the Partnership’s capital expenditure program.

Partnership Increases Cash Distribution

On April 24, 2014, the Board of Directors of the Partnership’s general partner declared a quarterly cash distribution of $0.575 per unit for the 2014 first quarter, a $0.1075, or 23.0%, per unit increase over the 2013 first quarter distribution and a $0.02, or 3.6%, per unit increase over the 2013 fourth quarter distribution.  The distribution will be paid on May 15, 2014 to unitholders of record at the close of business on May 8, 2014.  DCF of $179.3 million for the 2014 first quarter provided distribution coverage of 1.38 times the amount required for the Partnership to fund the distribution to the general partner and the limited partners.

Management Comments

J. Mike Stice, Access Midstream Partners’ Chief Executive Officer, commented, “Our financial results in the first quarter once again exceeded expectations and reflect the continued strong execution of our organic growth plan.  Our business model and commitment to execution continue to generate predictable financial results creating outstanding returns for our investors.  The bolt on acquisition of compression assets completed during the first quarter provides additional opportunities for future growth and is just one example of the type of potential new growth opportunities within our current areas of operation.  We continue to pursue a number of similar opportunities that would leverage our best-in-class business model and our expansive operating footprint to further enhance our already leading growth profile.”

Conference Call Information

A conference call to discuss this release of financial results has been scheduled for Wednesday, April 30, 2014 at 9:00 a.m. EDT.  The telephone number to access the conference call is 719-325-4818 or toll-free 877-627-6581.  The passcode for the call is 2537957.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EDT.  For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EDT on April 30, 2014 through 12:00 p.m. EDT on May 14, 2014.  The number to access the conference call replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 2537957.  The conference call will also be webcast live on the Internet and can be accessed by going to the Partnership’s website at www.accessmidstream.com in the "Events" subsection of the "Investors" section of the website.  An archive of the conference call webcast will also be available on the website.

Use of Non-GAAP Financial Measures

This press release and accompanying schedules include the non-GAAP financial measures of adjusted EBITDA and DCF.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with GAAP.  Non-GAAP financial measures should not be considered as an alternative to GAAP measures such as net income, net cash provided by operating activities or any other measure of liquidity or financial performance calculated and presented in accordance with GAAP.  Investors should not consider adjusted EBITDA, DCF or adjusted DCF in isolation or as a substitute for analysis of the Partnership’s results as reported under GAAP.  Because these non-GAAP financial measures may be defined differently by other companies in our industry, the Partnership’s definition of adjusted EBITDA, DCF and adjusted DCF may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Adjusted EBITDA.  The Partnership agreement defines adjusted EBITDA as net income (loss) before income tax expense, interest expense, depreciation and amortization expense and certain other items management believes affect the comparability of operating results.  Adjusted EBITDA is a non-GAAP financial measure that management and external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	The Partnership’s operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to capital structure, historical cost basis or financing methods;

•	The Partnership’s ability to incur and service debt and fund capital expenditures;

•	The ability of the Partnership’s assets to generate sufficient cash flow to make distributions to unitholders; and

•	The viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

Management believes it is appropriate to exclude certain items from EBITDA because management believes these items affect the comparability of operating results.  The Partnership believes that the presentation of adjusted EBITDA in this press release provides information useful to investors in assessing its financial condition and results of operations.  The GAAP measure most directly comparable to adjusted EBITDA is net income.

Distributable Cash Flow.  The Partnership agreement defines DCF as adjusted EBITDA attributable to the Partnership adjusted for:

•	Addition of interest income;

•	Subtraction of net cash paid for interest expense;

•	Subtraction of maintenance capital expenditures; and

•	Subtraction of income taxes.

Management compares the DCF the Partnership generates to the cash distributions it expects to pay its partners.  Using this metric, management computes a distribution coverage ratio.  DCF is an important non-GAAP financial measure for our limited partners since it serves as an indicator of our success in providing a cash return on investment.  Specifically, this financial measure indicates to investors whether or not the Partnership is generating cash flows at a level that can sustain or support an increase in its quarterly cash distributions.  DCF is also a quantitative standard used by the investment community with respect to publicly traded partnerships because the value of a partnership unit is in part measured by its yield, which is based on the amount of cash distributions a partnership can pay to a unitholder.  The GAAP measure most directly comparable to DCF is net cash provided by operating activities.

Access Midstream Partners, L.P. (NYSE:ACMP) is the industry’s largest gathering and processing master limited partnership as measured by throughput volume.  The Partnership owns, operates, develops and acquires natural gas gathering and processing systems and other midstream energy assets.  Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett, Eagle Ford, Haynesville, Marcellus, Niobrara and Utica Shales and Mid-Continent region of the U.S.  The Partnership’s common units are listed on the New York Stock Exchange under the symbol ACMP.  Further information is available at www.accessmidstream.com where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

This press release includes forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. They include but are not limited to our business strategy and plans and objectives for future operations. We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this release, and we undertake no obligations to update this information. Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to be correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under “Risk Factors” in our 2013 Annual Report on Form 10-K and our other SEC filings.

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands, except per unit data)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Revenues(1)	$277,078	$236,959

Operating Expenses
Operating expenses	92,913	82,763
Depreciation and amortization expense	85,544	66,650
General and administrative expense	34,180	23,734
Other operating expense	1,805	91

Total operating expenses	214,442	173,238

Operating income	62,636	63,721

Other income (expense)
Income from unconsolidated affiliates	42,878	25,008
Interest expense	(38,573)	(27,062)
Other income	392	269

Income before income tax expense	67,333	61,936
Income tax expense	1,804	1,240

Net income	65,529	60,696
Net income attributable to noncontrolling interests	4,451	1,158

Net income attributable to Access Midstream Partners, L.P.	$61,078	$59,538

Limited partner interest in net income
Net income attributable to Access Midstream Partners, L.P.	$61,078	$59,538
Less general partner interest in net income	(19,616)	(4,792)

Limited partner interest in net income	$41,462	$54,746

Net income per limited partner unit – basic and diluted
Common units	$0.15	$0.14
Subordinated units	$—	$0.29

Weighted average limited partner units outstanding used for net income per unit calculation – basic and diluted (in thousands)
Common units	184,228	98,421
Subordinated units	—	69,076

(1)	Excludes revenue from equity investments of $78.9 million and $47.1 million for the three months ended March 31, 2014 and 2013, respectively that is included in Income from unconsolidated affiliates.

If either Chesapeake Energy Corporation (“Chesapeake”) or Total E&P USA, Inc. (“Total”) does not meet its minimum volume commitment to the Partnership in the Barnett Shale region or Chesapeake does not meet its minimum volume commitment in the Haynesville Shale region under the relevant gas gathering agreement for specified annual periods, Chesapeake or Total is obligated to pay the Partnership a fee equal to the applicable fee for each mcf by which the applicable party’s minimum volume commitment for the year exceeds the actual volumes gathered on the Partnership’s systems.  Should payments be due under the minimum volume commitment with respect to any year, the Partnership recognizes the associated revenue in the fourth quarter of that year.

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands)
(unaudited)

	As of March 31, 2014	As of December 31, 2013
Assets

Total current assets	$298,325	$257,931

Property, plant and equipment
Gathering systems	6,230,163	5,974,940
Other fixed assets	350,971	175,411
Less: Accumulated depreciation	(938,464)	(859,551)

Total property, plant and equipment, net	5,642,670	5,290,800

Investments in unconsolidated affiliates	1,976,052	1,936,603
Intangible customer relationships, net	366,446	372,391
Deferred loan costs, net	65,620	59,721

Total assets	$8,349,113	$7,917,446

Liabilities and Partners’ Capital

Total current liabilities	$327,709	$306,472

Long-term liabilities
Long-term debt	3,655,565	3,249,230
Other liabilities	9,583	8,954

Total long-term liabilities	3,665,148	3,258,184

Total partners’ capital	4,356,256	4,352,790

Total liabilities and partners’ capital	$8,349,113	$7,917,446

Access Midstream Partners, L.P.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
($ in thousands)
(unaudited)

	Three Months Ended March 31,
	2014	2013
Cash flows from operating activities
Net income	$65,529	$60,696
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	85,544	66,650
Income from unconsolidated affiliates	(42,878)	(25,008)
Other non-cash items	5,614	4,135
Distribution of earnings received from unconsolidated affiliates	112,042	—
Changes in assets and liabilities
Decrease (increase) in accounts receivable	48,758	(29,774)
Increase in other assets	(12,036)	(4,054)
Decrease in accounts payable	(5,806)	(11,743)
Increase in accrued liabilities	13,057	19,228

Net cash provided by operating activities	269,824	80,130

Cash flows from investing activities
Additions to property, plant and equipment	(269,631)	(270,954)
Purchase of compression assets	(159,210)	—
Investments in unconsolidated affiliates	(107,364)	(111,808)
Proceeds from sale of assets	1,163	26,134

Net cash used in investing activities	(535,042)	(356,628)

Cash flows from financing activities
Proceeds from long-term borrowings	692,371	715,900
Payments on long-term borrowings	(1,035,871)	(438,900)
Proceeds from issuance of senior notes	750,000	—
Proceeds from issuance of common units	7,548	—
Distribution to unitholders	(122,134)	(84,073)
Capital contribution from noncontrolling interests	53,297	18,980
Payments on capital lease obligations	(1,005)	—
Debt issuance costs	(8,009)	—
Other	1,302	(91)

Net cash provided by financing activities	337,499	211,816

Net increase (decrease) in cash and cash equivalents	72,281	(64,682)

Cash and cash equivalents
Beginning of period	17,229	64,994

End of period	$89,510	$312

Access Midstream Partners, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ in thousands)
(unaudited)

	Three Months Ended March 31,
	2014	2013

Net Income attributable to Access Midstream Partners, L.P.	$61,078	$59,538

Adjusted for:
Interest expense	38,573	27,062
Income tax expense	1,804	1,240
Depreciation and amortization expense	85,544	66,650
Other	(781)	(640)
Income from unconsolidated affiliates	(42,878)	(25,008)
EBITDA from unconsolidated affiliates(1) (2)	66,526	39,459
Expense for non-cash equity awards	9,814	7,390
Implied minimum volume commitment	30,500	8,750

Adjusted EBITDA	$250,180	$184,441

Adjusted for:
Maintenance capital expenditures	(32,500)	(27,500)
Cash portion of interest expense	(36,624)	(25,092)
Income tax expense	(1,804)	(1,240)

Distributable cash flow	$179,252	$130,609

Cash provided by operating activities	$269,824	$80,130

Adjusted for:
Change in assets and liabilities	(43,973)	26,343
Distribution of earnings received from unconsolidated affiliates	(112,042)	—
Interest expense	38,573	27,062
Income tax expense	1,804	1,240
Other non-cash items	(10,846)	(5,933)
EBITDA from unconsolidated affiliates(1) (2)	66,526	39,459
Expense for non-cash equity awards	9,814	7,390
Implied minimum volume commitment	30,500	8,750

Adjusted EBITDA	$250,180	$184,441

Adjusted for:
Maintenance capital expenditures	(32,500)	(27,500)
Cash portion of interest expense	(36,624)	(25,092)
Income tax expense	(1,804)	(1,240)

Distributable cash flow	$179,252	$130,609

Cash distribution
Limited partner units 2014: ($0.575 x 189,562,283 units) 2013: ($0.4675 x 187,999,820 units)	$108,998	$87,890
General partner interest	20,995	5,468

Total cash distribution	$129,993	$93,358

Distribution coverage ratio	1.38	1.40

(1)	EBITDA from unconsolidated affiliates is calculated as follows:
Net Income	$42,878	$25,008

Adjusted for:
Depreciation and amortization expense	23,650	14,466
Other	(2)	(15)

EBITDA from unconsolidated affiliates	$66,526	$39,459

(2)	The Partnership maintains equity investments in 10 gathering systems in the Marcellus Shale, Utica East Ohio Midstream, LLC and Ranch Westex JV, LLC.

Access Midstream Partners, L.P.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
($ in thousands)
(unaudited)

	Three Months Ended March 31,
	2014	2013

GAAP Capital Expenditures	$269,631	$270,954

Adjusted for:
Capital expenditures included in unconsolidated affiliates	109,390	165,506
Capital expenditures attributable to non-controlling interest	(46,947)	(27,752)

Net Capital Expenditures	$332,074	$408,708

	Three Months Ended March 31,
	2014	2013

Revenues	$277,078	$236,959

Adjusted for:
Revenues included in investments in unconsolidated affiliates	78,880	47,147

Total Revenues including revenues from equity investments	$355,958	$284,106

Access Midstream Partners, L.P.
SEGMENT INFORMATION AND OPERATING STATISTICS
(unaudited)

	Three Months Ended March 31,
	2014	2013
Barnett Shale
Operating income	37,296	45,230
Income from unconsolidated affiliates	—	—
Capital expenditures	6,015	21,004
Throughput, bcf per day	0.973	1.066
Approximate miles of pipe at end of period	861	854
Gas compression (horsepower) at end of period	150,945	153,115

Eagle Ford Shale
Operating income	47,216	33,472
Income from unconsolidated affiliates	—	—
Capital expenditures	77,483	81,916
Throughput, bcf per day	0.267	0.228
Approximate miles of pipe at end of period	871	687
Gas compression (horsepower) at end of period	97,987	58,667

Haynesville Shale
Operating income (loss)	(2,940)	2,873
Income from unconsolidated affiliates	—	—
Capital expenditures	3,650	7,785
Throughput, bcf per day	0.558	0.770
Approximate miles of pipe at end of period	582	581
Gas compression (horsepower) at end of period	20,195	20,195

Marcellus Shale
Operating income (loss)	(452)	1,009
Income from unconsolidated affiliates	40,532	25,246
Capital expenditures(1)	39,654	93,430
Throughput, bcf per day(2)	1.205	0.863
Approximate miles of pipe at end of period	844	1,204
Gas compression (horsepower) at end of period	137,470	94,975

Niobrara Shale
Operating income	2,827	39
Income from unconsolidated affiliates	—	—
Capital expenditures(1)	14,634	5,763
Throughput, bcf per day(2)	0.027	0.010
Approximate miles of pipe at end of period	147	100
Gas compression (horsepower) at end of period	15,865	9,455

Utica Shale
Operating income	12,122	1,750
Income (loss) from unconsolidated affiliates	526	(161)
Capital expenditures(1)	140,906	115,748
Throughput, bcf per day(2)	0.233	0.054
Approximate miles of pipe at end of period	293	72
Gas compression (horsepower) at end of period	86,580	11,555

Mid-Continent
Operating income	22,746	14,113
Income (loss) from unconsolidated affiliates	1,820	(77)
Capital expenditures(1)	17,022	39,275
Throughput, bcf per day	0.565	0.559
Approximate miles of pipe at end of period	2,816	2,603
Gas compression (horsepower) at end of period	108,590	107,356

Corporate
Operating loss	(56,179)	(34,765)
Capital expenditures	32,710	43,787

Total
Operating income	62,636	63,721
Income from unconsolidated affiliates	42,878	25,008
Capital expenditures(1)	332,074	408,708
Throughput, bcf per day(2)	3.828	3.550
Approximate miles of pipe at end of period	6,414	6,101
Gas compression (horsepower) at end of period	617,632	455,318

(1)	Includes capital expenditures accounted for as part of the Partnership’s equity investments and excludes capital expenditures attributable to noncontrolling interests. See page 9 of this release for required reconciliation to GAAP capital expenditures.
(2)	Throughput represents the net throughput allocated to the Partnership’s interest.